UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MARIS-TECH LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Yitzhak Modai Street Rehovot, Israel	7608804
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-260670

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Maris-Tech Ltd. (the “Registrant”) hereby incorporates by reference (a) the description of its ordinary shares, no par value, (“Ordinary Shares”) and warrants to purchase Ordinary Shares (each, a “Warrant”), each to be registered hereunder under the headings “Description of Share Capital” and “Description of the Securities We Are Offering” and (b) the information set forth under the heading “Taxation,” each in the Registrant’s Registration Statement on Form F-1 (File No. 333-260670) initially filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2021 (and as subsequently amended and supplemented, the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Maris-Tech Ltd.

Date: February 1, 2022	By:	/s/ Israel Bar
Israel Bar
Chief Executive Officer

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